UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-03480	30-1133956
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota

(Address of principal executive offices)

58506
(Zip Code)

Registrant’s telephone number, including area code: (701) 530-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2025, the Board of Directors of MDU Resources Group, Inc. (the “Company”) increased the total number of directors to nine and elected Charles M. Kelley and Tammy J. Miller as directors of the Board, effective immediately, to serve until the 2026 Annual Meeting of Stockholders. The Board appointed both Mr. Kelley and Ms. Miller to the Audit Committee.

The Board has determined that Mr. Kelley and Ms. Miller are each independent under the New York Stock Exchange listing standards because they each have no material relationship to the Company that would impair their independence.

As nonemployee directors of the Board, Mr. Kelley and Ms. Miller will each receive the same compensation as the other nonemployee directors of the Board, prorated for their respective time of service. The information required by Item 5.02(d)(5) of Form 8-K is contained in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 3, 2025 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 13, 2025, the Company issued a news release announcing the election of Mr. Kelley and Ms. Miller to the Board. A copy of the news release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	News Release of MDU Resources Group, Inc. dated August 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2025

MDU RESOURCES GROUP, INC.

By:	/s/ Anthony D. Foti

Name: Anthony D. Foti
Title: Chief Legal Officer and Corporate Secretary

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